                                                                   Exhibit 10.11

                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this 2nd day of February, 1999, by and between SMARTGATE, L.C., a Florida corporation, (the "Company") and SCOTT B. TANNEHILL ("Employee").

                                R E C I T A L S

     WHEREAS, the Company is in the business of developing, manufacturing and marketing safety systems for commercial overhead doors, parking, swinging, and sliding gates based on proprietary technology ("Business"); and

     WHEREAS, Employee wishes to be employed by the Company, and the Company wishes to employ the employee; and

     WHEREAS, the Company and the Employee are desirous of setting forth in this definitive Employment Agreement their respective rights and obligations in respect to Employee's employment with the Company.

     NOW, THEREFORE, in consideration of Employee's employment or continued employment by the Company and in consideration of the mutual promises in this Agreement, and for additional good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, the Company and the Employee agree as follows:

     1. EMPLOYMENT AND TERM. On the terms and subject to the conditions of this Agreement, the Company agrees to employ the Employee and the Employee accepts such employment. Employee's employment under this Agreement shall commence on the date of completion of funding as described in Exhibit "B" hereof, which is attached hereto, incorporated herein and made a part hereof, and shall continue in effect for a period of three years from the date thereof and it shall terminate at the end of said three year period ("Termination Date"), unless earlier terminated pursuant to Paragraph 6 hereinbelow.

     2. DUTIES. The Employee is employed by the Company to perform the duties specified from time to time by the President and as set forth on Exhibit "A" which is attached hereto, incorporated herein and made a part hereof ("Duties").

     3. COMPENSATION. As compensation for Employee performing the Duties, the Company shall pay Employee the compensation, as set forth on Exhibit "B" ("Compensation").

     4. VACATIONS. Employee shall be entitled each year to a vacation as provided in Exhibit "B", during which time Employee's Compensation shall be paid in full.

     5.   FRINGE BENEFITS AND REIMBURSEMENT OF EXPENSES.

          a. Employee shall be entitled to participate in any group plans or programs maintained by the Company, if any, such as health insurance or other related benefits as may be in effect from time to time and offered to the other Employees of the Company ("Benefits").

          b. The Company will reimburse Employee for Employee's out-of-pocket expenses for entertainment, travel, and similar expenses reasonably incurred by Employee in the performance of Employee's duties hereunder ("Expenses") provided such Expenses are consistent with policy and budgets established by the Board of Directors from time to time. The Employee shall provide an itemized account of such Expenses, itemizing such Expenses in reasonable detail, and reimbursement for Expenses approved by the Board of Directors or its designated officer shall be made in a reasonable time following the Employee's delivery of the itemized account.

     6.   TERMINATION OF EMPLOYMENT.

          6.1 Prior to the Termination Date, this Agreement and all the rights and obligations of the parties hereto shall terminate immediately: (i) in the event of the Employee's death; or (ii) if the Company ceases to conduct business.

          6.2 Prior to the Termination Date, the Company may, upon written notice to the Employee, immediately thereafter terminate the Employee's employment for proper cause, as limited to the grounds set forth herein ("For Cause"), and in the event of such For Cause termination, the Employee shall not be entitled to any Compensation or Severance Package Compensation following the date set forth on the written notification of such For Cause termination. The following shall be considered the exclusive grounds for Cause termination, and the Board of Directors shall notify the Employee of the specific event or events on which it has based its bona fide and good faith determination that grounds exist to terminate the Employee For Cause, which grounds shall be limited to the following: (i) the Employee's conviction of a felony or of any lesser crime or offense involving the property of the Company or of any customer or client of the Company. (ii) the commission by the Employee of an act of fraud, misappropriation or embezzlement against the Company; (iii) the commission by the Employee of an act, or failure by the Employee to take any action, which the Company determines to be willful maleficence or negligence in the performance of the Employee's duties hereunder to the Company; (iv) the Employee's conviction of any crime or the commission of any act of moral turpitude which reasonably could be expected to affect the reputation of the Company or the Employee's ability to perform duties required hereunder; (v) the Employee's material breach of this Agreement, the Covenant Not To Compete Agreement attached hereto as Exhibit "C", or the Confidentiality/Waiver of Interest Agreement attached hereto as Exhibit "D"; (vi) determination by the Company's management should not continue its efforts to organize or operate its business; or (vii) determination by the Company's management that it may not be able to timely pay compensation required under this Agreement as it is due, as a result of the Company's financial condition.

         6.3 Prior to the Termination Date, the Company may, upon 30 days written notice to the Employee, immediately thereafter terminate the Employee's employment without cause (For Cause being limited to the grounds set forth in paragraph 6.2 hereinabove). In the event of such without cause termination, the Company shall pay to Employee, a severance package consisting of the Compensation set forth in paragraph 1 of Exhibit "B" and Benefits as described in paragraph 5(a) herein above ("Severance Package Compensation"), which would have been due and owing to Employee during the three month period following the date of such Termination if terminated during the initial 18 months after commencement of employment ("Severance Payment Period"). For termination after the initial 18 months from commencement of employment, the Severance Package Compensation shall have a term of six months. The Severance Package Compensation shall be paid during the Severance Payment Period (in the event of termination either for cause or not for cause no compensation shall be paid to employee for any accrued but unused vacation) at the same intervals as the Compensation and Benefits would have been paid had the employment not been terminated.

         6.4 Prior to the Termination Date, the Employee may, upon 30 days written notice to the Company, terminate Employee's employment with the Company, and in such event, Employee shall not be entitled to any Compensation or Severance Package Compensation following the date of such termination.

         6.5 In the event this Agreement is not terminated prior to its Termination Date as set forth hereinabove in this paragraph 6, then in such event this Agreement shall terminate upon the Termination Date.

     7. NON-COMPETITION. Simultaneously with his execution of this Agreement, Employee shall execute a Covenant Not to Compete Agreement with the Company, as set forth on Exhibit "C" which is attached hereto, incorporated herein and made a part hereof.

     8. CONFIDENTIALITY/WAIVER OF INTEREST. Simultaneously with his execution of this Agreement, Employee shall execute a Confidentiality/Waiver of Interest Agreement with the Company, as set forth on Exhibit "D" which is attached hereto, incorporated herein and made a part hereof.

     9. NOTICES. Any notice provided for in this Agreement must be in writing and must be either personally delivered or mailed by certified mail, return receipt required, to the recipient at the address indicated below:

         TO THE COMPANY:                     TO THE EMPLOYEE:

         SmartGate, L.C.                     Scott B. Tannehill
         2331-P 63rd Ave. East               1100 University Parkway #28
         Bradenton, FL 34203                 Sarasota, FL 34234

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

10. SEVERABILITY. In the event that any provision of this Agreement shall be held to be unreasonable, invalid, or unenforceable for any reason whatsoever, the parties agree that: (i) such invalidity or unenforceability shall not affect any other provision of this Agreement and the remaining covenants, restrictions, and provisions hereof shall remain in full force and effect; and (ii) any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable, and enforceable, and such provision, as so modified, shall be valid and binding as though the invalid, unreasonable, or unenforceable portion thereof had not been included therein.

     11. COMPLETE AGREEMENT. This Agreement contains the entire agreement of the parties and supersedes and preempts any prior understandings, agreements or representations between Employee and Company regarding the employment of Employee.

     12. COUNTERPARTS. This Agreement may be simultaneously executed in two counterparts, each of which shall be an original, and all of which shall constitute but one and the same instrument.

     13. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Florida, with venue in Sarasota County, Florida.

     14. ATTORNEY'S FEES. In the event that either party to this Agreement shall be forced to retain the services of any attorney to enforce any of the provisions hereof, than the prevailing party in any ensuing litigation shall be entitled to recover from the non-prevailing party the prevailing party's reasonable attorney's fees, court costs or other expenses of litigation, whether incurred at trial or upon appeal.

     15. AMENDMENTS/WAIVERS. This Agreement may only be modified, amended, or waived by a writing duly authorized and executed by all parties.

     16. LEGAL REPRESENTATION. This Agreement has been prepared for the Company by DUFFEY & DOLAN, P.A., its legal counsel. A principle of DUFFEY & DOLAN, P.A., Mr. Duffey, is also a stockholder and officer of the Company. Employee has been expressly advised that neither DUFFEY & DOLAN, P.A. nor Mr. Duffey has provided any legal advice to him and that he may wish to seek independent legal counsel in connection with this Agreement or matters related thereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

     THE COMPANY:                            EMPLOYEE:
     SMARTGATE, L.C.


By:  /s/ STEPHEN A. MICHAEL                  /s/ SCOTT B. TANNEHILL
     -----------------------------           --------------------------------
     Stephen A. Michael                      Scott B. Tannehill
     President

                                  EXHIBIT "A"

                              Employment Agreement

                            between SMARTGATE, L.C.

                                      and

                               SCOTT B. TANNEHILL

                    Director of R & D and Technical Services


  In accordance with Paragraph 2, Employee shall perform the following duties:

     All duties associated with research and development, technical services, manufacturing, quality control, shipping, and other duties as may be assigned from time to time by the Company's President.

                                   EXHIBIT "B"


                              Employment Agreement

                             BETWEEN SMARTGATE, L.C.

                                      and

                               SCOTT B. TANNEHILL



        In accordance with Paragraph 3, Employee shall be paid the following Compensation payable as set forth below.

        1. Upon the Company receiving a round of financing in an amount of not less than $500,000.00, Employee's employment under this Agreement shall commence ("Commencement Date").

                - Beginning on the Commencement Date, Employee shall be paid a monthly salary of $3,500.00 per month, gross salary, to be paid in two increments each month;

                - Subsequent increases shall be based upon semi-annual reviews; and

                - Upon favorable review, Employee's salary shall be increased to $4,000.00 per month on the six (6) month anniversary date of the Commencement Date of this Agreement.

        2. Bonuses, if any, as may be designated from time to time by the Company's management.

        3. Beginning after six (6) months of continuous employment, Employee shall be entitled to take three (3) weeks of paid vacation annually, provided, however, Employee shall not take more than two consecutive days of said vacation during the period from April 1 to October 1, and further provided, Employee gives the Company not less than one month's prior notice of taking any vacation time and receiving the Company's approval.

                             INTEROFFICE MEMORANDUM

TO:             SCOTT TANNEHILL
FROM:           S.A. MICHAEL
DATE:           02/14/00
RE:             EMPLOYMENT AGREEMENT EXHIBIT B
--------------------------------------------------------------------------------

        In accordance with your Employment Agreement with SmartGate, L.C., specifically Exhibit "B", regarding Compensation after funding of SmartGate L.C. referred to as "Commencement Date", your salary increase was to be $3500 per month for the first six months. After favorable review following the six months, your salary was to increase to $4000 and annual vacation increased to three(3) weeks.

        Due to the delay in length of time for funding and finalizing the Closing, the six month review period is waived and your salary increase will be effective immediately to $4000 per month and 3 weeks vacation, with limitations as stated in paragraph 1 and 3 of Exhibit "B".


/s/ S.A. MICHAEL                                            2-14-00
--------------------------------                --------------------------------
S.A. Michael, President                                 Date






Cc:     Personnel File
        Accounting





--------------------------------------------------------------------------------
                     SMARTGATE, L.C. ** COMPANY CONFIDENTIAL

                                   EXHIBIT "C"












                             Covenant Not to Compete

                             COVENANT NOT TO COMPETE

                        ---------------------------------


        THIS COVENANT NOT TO COMPETE is made and entered into by and between SMARTGATE, L.C., a Florida corporation (hereinafter referred to as the "Company"), and SCOTT B. TANNEHILL (hereinafter referred to as the "Second Party").

                                    RECITALS:

        WHEREAS, the Company is in the business of developing, manufacturing and marketing safety systems for commercial overhead doors, parking, sliding, and swinging gates ("Products") based upon proprietary technology.

        WHEREAS, Second Party is an employee of the Company; and

        WHEREAS, Second Party acknowledges that the Company's business activities extend throughout the world; and

        WHEREAS, Second Party acknowledges that through such employment he has and/or will acquire a special knowledge of the processes, technologies, drawings, designs and methods of manufacture of the Company's Products; and the clients, accounts, business lists, prospects, records, corporate policies, operational methods and techniques and other useful information and trade secrets of the Company (hereinafter all collectively referred to and defined as "Confidential Information"); and

        WHEREAS, Second Party acknowledges that the Company's legitimate business interests include the Confidential Information and the Company's customer goodwill (hereinafter referred to and defined as the "Company's Legitimate Business Interests") and that the Company's Legitimate Business Interests would be harmed if Second Party engaged in competitive activities with the Company anywhere throughout the world; and

        WHEREAS, the Company and Second Party, pursuant to the provisions of Florida Statute 542.33, wish to enter into an agreement as embodied herein whereby Second Party will refrain from owning, managing, or in any manner or capacity working for a business conducting business activities which are similar to or competitive with those of the Company and from soliciting customers of the Company and employees of the Company for competitive purposes during Second Party's employment with the Company and during the period of two years after Second Party's cessation of employment with the Company in the geographical location of anywhere throughout the world.

        NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and for additional good and valuable consideration the receipt and sufficiency of which is acknowledged by the parties, including, but not limited to, the Second Party's employment with the Company and the continuation of the Second Party's employment with the Company, the parties mutually agree as follows:

        1. CONFIRMATION OF RECITALS - The foregoing recitals are true and correct and are hereby ratified and confirmed by the parties and made an integral part of this Agreement; as such, the recitals shall be used in any construction of this Agreement, especially as it relates to the intent of the parties.

        2. NON-COMPETE - The Second Party will not do, or intend to do, any of the following, either directly or indirectly, during Second Party's employment with the Company and during the period of two years after Second Party's cessation of employment with the Company, anywhere throughout the world:

            a. Own, manage, operate, control, consult for, be an officer or director of, work for, or be employed in any capacity by any company or any other business, entity, agency or organization which conducts operations or activities that are in any manner similar to those conducted by the Company or that are in any manner competitive with those of the Company; or

            b.  Solicit prior or current customers of the Company; or

            c.  Solicit any employees employed by the Company.

        The Second Party and Company agree that the phrase "Second Party's cessation of employment with the Company" as used in this Agreement, refers to any separation of Second Party from his employment at the Company either voluntarily or involuntarily, either with cause or without cause, or whether the separation is at the behest of the Company or the Second Party (hereinafter referred to and defined as "Second Party's Cessation of Employment").

        3. INJUNCTION AND DAMAGES - Second Party agrees that this Agreement is important, material, confidential, and gravely effects the effective and successful conduct of the business of the Company, and it effects its reputation and good will and is necessary to protect the Company's Legitimate Business Interests. Second Party recognizes and agrees that the Company will suffer irreparable injury in the event of Second Party's breach of any covenant or agreement contained herein and cannot be compensated by monetary damages alone, and Second Party therefore agrees that the Company, in addition to and without limiting any other remedies or rights that it may have, either under this Agreement or otherwise, shall have the right to obtain injunctive relief, both temporary and permanent, against the Second Party from any court of competent jurisdiction. Second Party further agrees that in the event of Second Party's breach of any covenant or agreement contained herein, the Company, in addition to its right to obtain injunctive relief, shall further be entitled to seek damages, including, but not limited to, compensatory, incidental, consequential, exemplary, and lost profits damages. Second Party agrees to pay the Company's reasonable attorney's fees and costs for enforcement of this Agreement, if the Second Party breaches this Agreement.

        4. MISCELLANEOUS - Wherever used in this Agreement, the phrase "directly or indirectly" includes, but is not limited to Second Party acting through Second Party's wife, children, parents, brothers, sisters, or any other relatives, friends, trustees, agents, associates or entities with which Second Party is affiliated with in any capacity. The Company may waive a provision of this Agreement only in a writing signed by a representative of the Company and specifically stating what is waived. The rights of the Company under this Agreement may be assigned; however, the covenants, warranties, and obligations of the Second Party cannot be assigned without the prior written approval of the Company. The title of this Agreement and the paragraph headings of this Agreement are not substantive parts of this Agreement and shall not limit or restrict this Agreement in any way. This Agreement survives after the Second Party's Cessation of Employment. No change, addition, deletion, or amendment of this Agreement shall be valid or binding upon Second Party or the Company unless in writing and signed by Second Party and the Company. This Agreement is intended to be a valid contract under Section 542.33, Florida Statutes. In the event a court of competent jurisdiction determines any covenant set forth herein to be too broad to be enforceable or determines this Agreement to be unreasonable, then said court may reduce the geographical area and/or the length of time provisions herein, in order to make this Agreement enforceable and reasonable. This Agreement shall be governed by Florida law. The parties agree that venue for any action brought under this Agreement shall be in Sarasota County, Florida. In construing this Agreement, neither of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted same as each provision of this Agreement is deemed by the parties to have been jointly drafted by the Company and Second Party.

        5. SECOND PARTY ACKNOWLEDGMENT - The Second Party, acknowledges that he has voluntarily and knowingly entered into this Agreement and that this Agreement encompasses the full and complete agreement between the parties with respect to the matters set forth herein.

        6. LEGAL REPRESENTATION - This Agreement has been prepared for the Company by DUFFEY & DOLAN, P.A. its legal counsel. A principle of DUFFEY & DOLAN, P.A., Mr. Duffey, is also a stockholder and officer of the Company. Second Party has been expressly advised that neither DUFFEY & DOLAN, P.A. nor Mr. Duffey have provided any legal advise to him and that he may wish to seek independent legal counsel in connection with this Agreement or matters related thereto.

        Executed on this 5th day of February, 1999

                                      SMARTGATE, L.C.


                              By:     /s/ STEPHEN A. MICHAEL
                                      -------------------------------
                              Print:  Stephen A. Michael
                              Title:  President


                                      SECOND PARTY


                                      /s/ SCOTT B. TANNEHILL
                                      -------------------------------
                                      Print: Scott B. Tannehill

                                   EXHIBIT "D"







                  Confidentiality/Waiver of Interest Agreement

                  CONFIDENTIALITY/WAIVER OF INTEREST AGREEMENT
                  --------------------------------------------

        THIS AGREEMENT is made and entered into by and between SMARTGATE, L.C. (hereinafter referred to and defined as the "Company") and SCOTT B. TANNEHILL, (hereinafter referred to and defined as the "Second Party").

        WHEREAS, the Company is in the business of creating, developing, manufacturing, commercializing and marketing technology for sensing devices utilizing radiowaves, and other unique technologies and products currently owned by the Company (Products and Technologies").

        WHEREAS, Second Party is an officer and an agent of the Company who stands to benefit if the Company is successful and profitable in meeting its business goals and objectives; and

        WHEREAS, Second Party is fully aware and knowledgeable of the Products and Technologies in existence as of the date hereof; and

        WHEREAS, Second Party recognizes that by virtue of Second Party's relationship with the Company, Second Party has or will acquire a special knowledge of the processes, technologies, drawings, designs, and methods of manufacture of the Products and Technologies and future Products and Technologies, and the clients, accounts, business lists, prospects, records, corporate policies, operational methods and techniques and other useful information and trade secrets of the Company (hereinafter all collectively and referred to and defined as "Confidential Information"); and

        WHEREAS, Second Party acknowledges that the Company's Confidential Information represents valuable, special and unique assets of the Company; and

        WHEREAS, Second Party acknowledges that the Company's legitimate business interests include the Confidential Information and the Company's customer goodwill (hereinafter referred to and defined as "the Company's Legitimate Business Interests") and that the Company's Legitimate Business Interests would be harmed if Second Party would divulge or disclose the Confidential Information to any third-party while the Second Party is an employee or Officer of the Company, or at anytime thereafter; and

        WHEREAS, in addition to the foregoing, the Second Party acknowledges that it is in Second Party's and the Company's best interest that any of the Products and Technologies developed by or with the assistance of Second Party shall be the exclusive property of the Company.

        NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and for additional good and valuable consideration the receipt and sufficiency of which is acknowledged by the parties, including, but not limited to the Second Party's agency with the Company and the continuation of the Second Party's agency with the Company, the parties mutually agree as follows:

        1. CONFIRMATION OF RECITALS - The foregoing recitals are true and correct and are hereby ratified and confirmed by the parties and are made an integral part of this Agreement; as such, the recital shall be used in any construction of this Agreement, especially as it relates to the intent of the parties.

        2. WAIVER OF INTEREST - Second Party acknowledges and agrees that the Company shall be the sole and exclusive owner of all rights in or to the Products and Technologies and all technologies, drawings, designs, confidential ideas, trade secrets, documentation, annotation and other information related to the Products and Technologies whether developed by Second Party or otherwise, including any patent applications, patents, trade names, and copyrights related thereto (hereinafter collectively referred to and defined as "Rights and Information"). Accordingly, Second Party irrevocably, perpetually, and absolutely assigns and relinquishes to the Company all right, title, claim or interest Second Party has or may have in or to the Products and Technologies and all technologies, drawings, designs, confidential ideas, trade secrets, documentation, annotation and other information related to the Products and Technologies developed by the Company or by Second Party or with the assistance of Second Party, including any patent applications, patents, trade names, trademarks and copyrights related thereto, and Second Party agrees to execute any and all documentation necessary to effectuate the above described transfer of ownership.

        3. FUTURE IMPROVEMENTS - Second Party acknowledges and agrees that the provisions of Paragraph 2 above shall govern and apply to any new Products and Technologies or later developed Products and Technologies and to all Rights and Information related thereto, and to any improvements, modifications or alterations to the Products and Technologies and to all Rights and Information related thereto as fully and completely it as applies to the Products and Technologies and to all Rights and Information related thereto in existence on the date hereof.

        4. CONFIDENTIALITY - Second Party agrees with the Company that Second Party shall maintain all Confidential Information on a confidential basis and shall not at any time in the future disclose nor divulge the Confidential Information to any third Party, except when Second Party has obtained the prior written approval of the Company, and in the event of any such approved disclosure, Second Party, prior to making such disclosure, will have obtained from the receiving party, a signed Confidentiality Agreement or other non disclosure instrument by the Company.

        5. INJUNCTION AND DAMAGES - Second Party agrees that this Agreement is important, material and gravely affects the effective and successful conduct of the business of the Company, and it also affects the Company's reputation and goodwill, and is necessary to protect the Company's Legitimate Business Interests. The Second Party further recognizes and agrees that the Company will suffer irreparable injury in the event of Second Party's breath of any covenant or agreement contained in this Agreement and cannot be compensated by monetary damages alone. Accordingly, the Second Party agrees that, in addition to and without limiting any other remedies or rights that the Company may have, the Company shall have the right to obtain injunctive relief, both temporary and permanent, against the Second Party from any court of competent jurisdiction. In addition to said injunctive relief, the Company shall also be entitled to seek damages, including, but not limited to compensatory, incidental, consequential, exemplary, and lost profits damages. Second Party agrees to pay the Company's reasonable attorney's fees and costs for enforcement of this Agreement, if the Second Party breaches this Agreement.

        6. GOVERNING LAW - This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. The parties agree that venue for enforcement of any type under this Agreement shall be in Sarasota County, Florida.

        7. SURVIVORS - This Agreement survives after Second Party is no longer an agent of the Company.

        8. MISCELLANEOUS - No change, addition, deletion, or amendment of this Agreement shall be valid or binding upon Second Party or the Company unless in writing and signed by Second Party and the Company. The rights of the Company under this Agreement may be assigned; however, the covenants and agreements of the Second Party pursuant to this Agreement cannot be assigned. The title of this Agreement and the paragraph headings of this Agreement are not substantive parts of this Agreement and shall not limit or restrict the Agreement in any way. In construing this Agreement, neither of the parties hereto shall have any term or provision of this Agreement construed against such party solely by reason of such party having drafted same as each provision of this Agreement is deemed by the parties to have been jointly drafted by the Company and Second Party.

        9. SECOND PARTY ACKNOWLEDGMENT - The Second Party, acknowledges that Second Party has voluntarily and knowingly entered into this Agreement and that this Agreement encompasses the full and complete agreement between the parties with respect to the matters set forth herein.

        10. LEGAL REPRESENTATION - This Agreement has been prepared for the Company by DUFFEY & DOLAN, P.A. its 1ega1 counsel. A principle of DUFFEY & DOLAN, P.A., Mr. Duffey, is also a stockholder and officer of the Company. Second Party has been expressly advised that neither DUFFEY & DOLAN, P.A. nor Mr. Duffey has provided any legal advice to him and that he may wish to seek independent legal counsel in connection with this Agreement or matters related thereto.

Executed on this 5th day of February, 1999

                                      SMARTGATE, L.C.


                              By:     /s/ STEPHEN A. MICHAEL
                                      -------------------------------
                              Print:  Stephen A. Michael
                              Title:  President


                                      SECOND PARTY


                                      /s/ SCOTT B. TANNEHILL
                                      -------------------------------
                              Print:  Scott B. Tannehill






                                       3